GraniteShares ETF Trust N-14

Exhibit 99.6(b)

AMENDMENT No. 1

INVESTMENT ADVISORY AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Investment Advisory Agreement, effective April 25, 2017 (the “Agreement”), by and between GraniteShares ETF Trust, a Delaware trust (the “Trust”), on behalf of each fund set forth on Appendix A, each a series of shares of the Trust (each a “Fund” and collectively the “Funds”), and GraniteShares Advisors LLC, a Delaware limited liability company (the “Adviser”), is entered into by the undersigned effective as of October 11, 2017 (the “Effective Date”).

WHEREAS, each Fund is a series of the Trust;

WHEREAS, the Funds and the Adviser are parties to the Agreement; and

WHEREAS, the Funds and the Adviser desire to amend Appendix A to reflect the addition of GraniteShares HIPS US High Income ETF, a newly created series of the Trust;

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby amend the Agreement as follows:

Appendix A. Schedule A to the Agreement, which sets forth the Funds of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Confirmation. Except as expressly set forth in this Amendment, the parties hereby ratify and confirm the Agreement in all respects, and the terms, conditions and provisions thereof shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

GraniteShares ETF Trust

By:	/s/William Rhind

Name: William Rhind
Title: President

GraniteShares Advisors LLC

By:	/s/William Rhind

Name: William Rhind
Title: CEO

APPENDIX A

AMENDMENT No. 1

INVESTMENT ADVISORY AGREEMENT

GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF – 0.25% per annum

GraniteShares S&P GSCI Commodity Broad Strategy No K-1 ETF – 0.35% per annum

GraniteShares HIPS US High Income ETF – 0.70% per annum